Exhibit 99.1

Global Telecom & Technology Reports Second Quarter and Year-to-Date 2012 Results

Revenue Increased 28% to $27.2 Million

Adjusted EBITDA Increased 70% to $3.3 Million

MCLEAN, Va.--(BUSINESS WIRE)--August 14, 2012--Global Telecom & Technology, Inc. (“GTT”), (OTCQB: GTLT), a global network operator delivering managed data services to enterprise, government and wholesale customers in over 80 countries worldwide, announced today financial results for the three and six months ended June 30, 2012. Highlights include:

  Increased Revenue by 28.1 percent to $27.2 million in the second quarter as compared to $21.2 million for the second quarter 2011;
  Increased Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“EBITDA”)* by 70.3 percent to $3.3 million in the second quarter compared to $1.9 million in the second quarter of 2011;
  Acquired nLayer Communications, with a state-of-the-art IP/MPLS backbone, enhancing and expanding GTT’s service portfolio.

* See “Annex A: Non-GAAP Financial Information—Adjusted EBITDA” for more information regarding the computation of Adjusted EBITDA.

“GTT posted another strong quarter of financial results and closed on a strategic acquisition,” said Richard D. Calder Jr., President and Chief Executive Officer. “Revenue grew 28 percent and Adjusted EBITDA grew 70 percent year-over-year.”

“We are well along with the integration of the GTT and nLayer networks. We can leverage the combined strength of our expanded service portfolio and network assets to deliver high performance connectivity solutions to the enterprise, wholesale and government markets.”

“GTT is focused on bringing valued added data communications services and solutions to our customers throughout North America, Europe and Asia across our own network footprint and extending this worldwide through our partners. We continue to invest in our state-of-the-art network by deploying into new locations to expand service availability and further increase the resiliency and redundancy in both our network fabric and Points of Presence.”

“GTT’s second quarter results demonstrate the successful execution of our growth strategy,” stated Michael R. Bauer, Chief Financial Officer. “Sequentially, Revenue grew 10 percent and Adjusted EBITDA grew 24 percent compared to the first quarter of this year. In the third quarter, we look forward to continued top- and bottom-line growth as we realize a full quarter of contribution from the nLayer acquisition and continue to execute our growth strategy.”

Conference Call Information

GTT will hold a conference call on Tuesday, August 14, 2012 at 10:00 a.m. Eastern Time to discuss its results for the three and six months ended June 30, 2012. To participate in the live conference call, interested parties may dial +1.800.289.0494 or +1.913.981.5552 and enter passcode 9673240. A simultaneous live webcast of the call will be available over the Internet at www.gt-t.net, under the Investor Relations section of the site. A replay of the call will be available for one month. Interested parties can access the replay by dialing 1.888.203.1112 or +1.719.457.0820 and using the passcode 9673240. In addition, a replay of the webcast will be available on GTT’s website at www.gt-t.net.

About GTT

GTT is a global network operator delivering managed data services to enterprise, government and wholesale customers in over 80 countries worldwide. GTT provides customers with innovative connectivity solutions by utilizing our own network assets - linking over 100 Points of Presence across North America, Europe and Asia - and extending them through our 800 partners worldwide. Our Network as a Service proposition delivers flexible, reliable and scalable network infrastructure, capable of both public and secure private networking. We simplify network deployment by removing the complexity of multi-vendor solutions while offering the cost efficiencies of a single partner. For over 14 years GTT has provided world class project management, rapid service implementation and global 24/7 end-to-end solution monitoring and support. GTT is headquartered in the Washington, DC metro region with offices in London, Dusseldorf and Denver. For more information visit the GTT website at www.gt-t.net.

Global Telecom & Technology, Inc. (OTCQB: GTLT) trades on OTC Markets - the world’s largest Open, Transparent and Connected financial marketplace platform. Investors can find Real-Time quotes and market information for the Company on www.otcmarkets.com.

Forward-Looking Statements

This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of Global Telecom & Technology, Inc., with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, Global Telecom & Technology, Inc., which we refer to as “we”, “us” or “our” and in some cases, “GTT” or the “Company”, also provides forward-looking statements in other materials GTT releases to the public or files with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: our ability to obtain capital; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to maintain adequate liquidity and produce sufficient cash flow to fund our capital expenditures and debt service; technological developments and changes in the industry; our ability to complete acquisitions or divestitures and to integrate any business or operation acquired; our ability to overcome significant operating losses; and general economic conditions. Additional information concerning these and other important factors can be found under the heading "Risk Factors" in GTT's annual and quarterly reports filed with the Securities and Exchange Commission including, but not limited to, its Annual Report on Form 10-K. Statements in this release should be evaluated in light of these important factors.

Global Telecom & Technology, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Telecommunications services sold	$27,163	$21,202	$51,881	$41,604

Operating expenses:
Cost of telecommunications services provided	19,042	14,808	36,509	29,191
Selling, general and administrative expenses	4,959	4,606	9,687	9,078
Restructuring costs, employee termination and other items	701	958	701	958
Depreciation and amortization	1,590	889	2,728	1,565

Total operating expenses	26,292	21,261	49,625	40,792

Operating income (loss)	871	(59)	2,256	812

Other income (expense):
Interest expense, net	(1,155)	(459)	(2,005)	(776)
Other income (expense), net	(93)	(24)	(741)	(81)
Total other income (expense)	(1,248)	(483)	(2,746)	(857)

Loss before income taxes	(377)	(542)	(490)	(45)

Provision for income taxes	124	35	261	68

Net loss	$(501)	$(577)	$(751)	$(113)

Earnings (loss) per share:
Basic	$(0.03)	$(0.03)	$(0.04)	$(0.01)
Diluted	$(0.03)	$(0.03)	$(0.04)	$(0.01)

Weighted average shares:
Basic	18,949,666	18,687,822	18,853,013	18,464,801
Diluted	18,949,666	18,687,822	18,853,013	18,464,801

Global Telecom & Technology, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except for share and per share data)

	June 30, 2012	December 31, 2011

ASSETS
Current assets:
Cash and cash equivalents	$4,963	$3,249
Accounts receivable, net of allowances of $2,014 and $1,516, respectively	11,527	10,855
Deferred contract costs	1,648	1,831
Prepaid expenses and other current assets	1,116	2,197
Total current assets	19,254	18,132
Property and equipment, net	5,385	3,262
Intangible assets, net	22,489	11,828
Other assets	2,578	4,153
Goodwill	48,832	40,950
Total assets	$98,538	$78,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,249	$16,457
Accrued expenses and other current liabilities	11,715	8,325
Short-term debt	6,823	6,677
Deferred revenue	6,680	6,157
Total current liabilities	38,467	37,616
Long-term debt	36,800	21,312
Deferred revenue and other long-term liabilities	5,739	1,266
Total liabilities	81,006	60,194

Commitments and contingencies

Stockholders' equity:
Common stock, par value $.0001 per share, 80,000,000 shares authorized, 19,014,379 and 18,674,860 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	62,737	62,442
Accumulated deficit	(44,625)	(43,874)
Accumulated other comprehensive loss	(582)	(439)
Total stockholders' equity	17,532	18,131
Total liabilities and stockholders' equity	$98,538	$78,325

ANNEX A: Non-GAAP Financial Information

Adjusted EBITDA

Adjusted EBITDA represents operating income before depreciation and amortization on a non-GAAP (accounting principles generally accepted in the United States of America) combined basis for the periods presented, and adjusted to exclude certain one-time expenses including costs associated with employee terminations and other non-recurring items and non-cash compensation. GTT presents Adjusted EBITDA as a supplemental measure of GTT’s performance. GTT also presents Adjusted EBITDA because GTT believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in its industry and in measuring the ability of issuers to meet debt service obligations.

In evaluating Adjusted EBITDA, you should be aware that in the future GTT may incur expenses similar to the adjustments in this presentation. GTT’s presentation of Adjusted EBITDA should not be construed as an inference that GTT’s future results will be unaffected by unusual or non-recurring items. Adjusted EBITDA is not a measurement of GTT’s financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following is a reconciliation of Adjusted EBITDA to operating income (amounts in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Operating income	$871	$(59)	$2,256	$812
Depreciation and amortization	1,590	889	2,728	1,565
Restructuring costs, employee termination and other items	701	958	701	958
Non-cash compensation	148	156	292	317
Adjusted EBITDA	$3,310	$1,944	$5,977	$3,652

CONTACT:
For GTT media inquiries, please contact:
Michelle Reilly, 1-703-442-5582
michelle.reilly@gt-t.net
or
For GTT investor relations inquiries, please contact:
Nazir Rostom, 1-703-442-5586
nazir.rostom@gt-t.net